Exhibit 15

Mexico, D.F., November 8, 2004

Securities and Exchange Commission

450 Fifth Street, NW

Washington D.C., 20549

Commissioner,

We are aware that our report dated October 15, 2004 on our review of interim financial information of Southern Peru Copper Corporation for the three and nine-month periods ended September 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in its Registration Statement No. 333-02736 dated March 25, 1996 on Form S-8.

Yours very truly,

PRICEWATERHOUSECOOPERS